Exhibit 10.5

REDEMPTION AND EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of August 5, 2025, by and among FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), and GPO FN Noteholder, LLC (the “Investor”). The Company and the Investor are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, the Investor holds that certain Senior Subordinated Convertible Promissory Note, dated July 3, 2023, issued by the Company (the “Existing Note”), which is convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Company desires for the Investor to return, and, subject to the terms and conditions set forth herein, the Investor agrees to return, the Existing Note for cancellation, in exchange for the issuance by the Company to the Investor of a senior subordinated convertible promissory note in an initial principal amount of $25,434,300.24 (the “Exchange”), in the form attached hereto as Exhibit A (the “New Note” and, together with the Subordination Agreement (as defined herein) and this Agreement, the “Transaction Documents”);

WHEREAS, the Exchange would be effected pursuant to nonexclusive exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including but not limited to, Sections 3(a)(9) and 4(a)(2) thereof; and

WHEREAS, the Company and the Investor desire to enter into certain agreements set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and the mutual benefits hereby provided, the Company and the Investor, intending to be legally bound, hereby agree as follows:

Section 1. Paydown of Existing Note; Exchange of Existing Note for New Note.

1.1 Paydown of Existing Note. In connection with the exchange of the Existing Note for the New Note, the Company shall redeem $25,000,000 in aggregate principal amount of the Existing Note in cash by wire transfer of immediately available funds (the “Paydown Amount”).

1.2 Exchange. Subject to the terms and conditions hereinafter set forth, the Investor and the Company hereby agree that the Company shall acquire from the Investor, and the Investor shall transfer, assign and deliver to the Company, all of its rights, title and interest in the Existing Note, free and clear of any Liens (as defined below), in exchange for the issuance by the Company of the New Note. The Investor agrees that upon the Closing (as defined below), the Investor shall have no right, title or interest in, or to, the Existing Note.

1.1 Closing. The closing of the Exchange (the “Closing”) shall take place remotely via electronic delivery of the documents and signatures required for the consummation of the transactions contemplated by this Agreement on such date mutually agreed upon in writing (e-mail being sufficient) by the Parties (the “Closing Date”). At the Closing, (a) the Investor shall deliver to the Company (i) the Existing Note and (ii) the Transaction Documents (to the extent a party thereto), duly executed by the Investor, and (b) the Company shall deliver to the Investor (i) the Transaction Documents, duly executed by the Company and, with respect to the New Note, the guarantors party thereto, (ii) the Paydown Amount in cash by wire transfer of immediately available funds in accordance with the wire instructions set forth in Schedule A and (iii) the opinion of Polsinelli PC, the Company’s outside counsel, dated as of the Closing Date, in a customary form reasonably acceptable to the Investor.

1.2 Full Consideration. The Investor acknowledges and agrees that receipt of the New Note pursuant to the Exchange and receipt of the Paydown Amount constitutes complete satisfaction of all obligations or any other sums due to the Investor with respect to the Existing Note.

1.3 Securities Act Exemption. The Exchange is being effected pursuant to nonexclusive exemptions from registration under the Securities Act, including but not limited to, Sections 3(a)(9) and 4(a)(2) thereof.

Section 2. Representations of the Investor

The Investor represents and warrants to the Company as follows:

2.1 Capacity; Residency; Ownership. The principal place of residence or business of the Investor is correctly set forth below on the signature page to this Agreement under the caption “Address” with respect to the Investor. The Investor is the holder of the Existing Note, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) (other than pledges or security interests that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has not, in whole or in part, other than as described in the immediately preceding sentence and as contemplated by this Agreement, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Note or its rights in the Existing Note or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Existing Note. Upon the Investor’s delivery of the Existing Note to the Company, such Existing Note shall be free and clear of all Liens created by the Investor.

2.2 Authority. The Investor has the requisite power and authority to enter into and deliver the Transaction Documents (to the extent a party thereto), to perform the Investor’s obligations thereunder and to consummate the transactions contemplated thereby. The Investor has duly executed and delivered the Transaction Documents (to the extent a party thereto) and has obtained the necessary authorizations, if any, to execute and deliver the Transaction Documents (to the extent a party thereto), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Transaction Documents (to the extent a party thereto) are, or will be, as applicable, a valid, legal and binding obligation of the Investor, enforceable against the Investor in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

2.3 Governmental Authorization; Consents. The execution, delivery and performance by the Investor of the Transaction Documents (to the extent a party thereto) and the consummation by the Investor of the transactions contemplated thereby will not require any consent, approval, action, order, authorization or permit of, or registration or filing with, any governmental body, agency, official or authority, other than such as may be required under any applicable state securities laws, or any other consents, waivers, approvals, actions, orders, authorizations, registrations, declarations, filings and permits that, if not obtained or made, would have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Documents.

2.4 Non-Contravention. The execution, delivery and performance of the Transaction Documents (to the extent a party thereto) and the consummation by the Investor of the transactions contemplated thereby do not and will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (or an event that with or without notice or lapse of time, or both, could reasonably be expected to become a default), or otherwise give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under, any note, bond, mortgage, indenture, lease, franchise, permit or other agreement or instrument to which the Investor is a party or by which the Investor is bound or affected or by which any of the property or assets of the Investor are bound or affected, or (b) conflict with or result in a breach or violation of any term or provision of, any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Investor or any of the Investor’s properties or assets, other than any items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investor to consummate the transactions contemplated by the Transaction Documents.

2.5 Investor Intent; No Registration. The Investor represents that the Investor is not acquiring the New Note with a view to, or for resale in connection with, any distribution of the New Note in violation of the Securities Act. The Investor understands that the New Note, the shares of the Company’s capital stock issuable upon conversion of the New Note (the “Conversion Shares”), the guarantees of the New Note (the “Guarantees” and, together with the New Note, the “Note Securities”) and any other shares issued in respect of payment under the New Note or the Guarantees (the “Payment Shares” and, together with the Conversion Shares, in each case, without giving effect to ay limitation on the issuances of shares of Common Stock pursuant to the terms thereof, the “Issuable Shares” and, the Note Securities together with the Issuable Shares, the “Securities”) have not been registered under the Securities Act or the securities laws of any state and that the Note Securities are being issued to the Investor, and the Issuable Shares will be issued to the Investor, by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Investor and upon the other representations made by the Investor in this Agreement. The Investor understands that neither the Note Securities nor Issuable Shares have been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”) or by any other federal, state or other agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Investor by the Company. No federal, state or other governmental agency has passed on or made any recommendation or endorsement of the Securities or an investment in the Company. The Investor understands that the Company is relying upon the representations and agreements made by the Investor in this Agreement.

2.6 Restrictions on Sale and Transfer. The Investor understands that the Investor may not sell or transfer any of the Securities unless the applicable Securities are registered for resale pursuant to the requirements of the Securities Act and of any applicable state or “blue sky” securities laws or regulations, or the applicable Securities are sold pursuant to an applicable exemption from the registration requirements under the Securities Act and under any applicable state or “blue sky” securities laws or regulations. The Investor agrees to provide the Company customary certificates reasonably requested by the Company to effectuate any transfer pursuant to an applicable exemption from the registration requirements under the Securities Act.

2.7 Investment Experience. The Investor (i) has such knowledge, sophistication and experience in business and financial matters that the Investor is capable of evaluating the merits and risks of the Exchange; (ii) fully understands the nature, scope and duration of the trading and transfer limitations applicable to the Securities; (iii) is able, without impairing the Investor’s financial condition, to hold the Note Securities being acquired hereunder, and the Issuable Shares that may be acquired, by the Investor for an indefinite period of time and to suffer a complete loss of the Investor’s investment in the Note Securities and the Issuable Shares pursuant to the Exchange; and (iv) is an “Accredited Investor” as defined in Regulation D under the Securities Act.

2.8 Information Regarding the Company. The Investor represents that (a) the Company has made available to the Investor, a reasonable time prior to the date of this Agreement, information concerning the Company sufficient for the Investor to make an informed decision regarding an investment in the Company and has been provided an opportunity to ask questions and receive answers concerning the Company and the Securities; (b) the Company has made available to the Investor, a reasonable time prior to the date of this Agreement, the opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by the Investor to verify the accuracy of the information provided, and the Investor has received all such additional information requested; and (c) the Investor has not relied on the Company in connection with the Investor’s investigation or the accuracy of the information provided or in making any investment decision other than as contained in the Transaction Documents.

2.9 No Reliance. The Investor has not looked to, or relied in any manner upon, the Company or any of the Company’s Affiliates (as defined below), owners, members, managers, directors, partners, officers, employees, agents or representatives (collectively, the “Initial Specified Parties”) for advice about tax, financial or legal consequences of a purchase of or investment in the Securities, and none of the Initial Specified Parties has made or is making any representations or warranties to Investor about, or guaranties of, tax, financial or legal outcomes of a purchase of or an investment in the Securities. Investor has had the opportunity to review with its own tax advisors the federal, state and local tax consequences of this investment in the Securities and the transactions contemplated by the Transaction Documents. Investor understands that Investor (and not the Initial Specified Parties) shall be responsible for Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents. Investor has had the opportunity to consult with Investor’s own legal counsel in connection with Investor’s investment in the Securities and acknowledges that Investor is relying solely on Investor’s own legal counsel and not on the Company or any of the other Initial Specified Parties or any of their respective agents for legal advice with respect to this investment or the transactions contemplated by the Transaction Documents. As used in this Agreement, “Affiliate” means, with respect to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. As used in the definition of Affiliate in the preceding sentence, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of the applicable Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). As used in this Agreement, “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or an incorporated organization or association or other form of entity or business enterprise or a governmental entity.

Section 3. Representations of the Company

The Company represents and warrants to the Investor as follows:

3.1 Organizational Matters. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, having the requisite corporate power and authority to own its properties and to carry on its business as conducted.

3.2 Authority. The Company has the requisite corporate power and authority to enter into and deliver the Transaction Documents, perform its obligations thereunder and consummate the transactions contemplated thereby. The Company has duly executed and delivered the Transaction Documents and has obtained the necessary authorizations, if any, to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Transaction Documents are, or will be, as applicable, valid, legal and binding obligation of the Company enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

3.3 Governmental Authorization; Consents. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby will not require any consent, approval, action, order, authorization or permit of, or registration or filing with, any governmental body, agency, official or authority, other than such as may be required under any applicable state or federal securities laws, or any other consents, waivers, approvals, actions, orders, authorizations, registrations, declarations, filings and permits that, if not obtained or made, would have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company or the ability of the Company to timely consummate the transactions contemplated by the Transaction Documents.

3.4 Non-Contravention. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not and will not (a) contravene or conflict with the bylaws or the certificate of incorporation of the Company, (b) assuming the truthfulness of the representations of the Investor made in this Agreement, conflict with or result in a breach or violation of any term or provision of, any law, judgment, injunction, order or decree binding upon or applicable to the Company, or (c) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (or an event that with or without notice or lapse of time, or both, could reasonably be expected to become a default), or otherwise give rise (with or without notice or lapse of time or both) to a right of termination, amendment, cancellation or acceleration under, any note, bond, mortgage, indenture, lease, franchise, permit or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the properties or assets of the Company is bound or affected, except, in the case of clauses (b) and (c), any items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company or the ability of the Company to timely consummate the transactions contemplated by the Transaction Documents.

3.5 Securities Act Exemption. The Company covenants and represents to the Investor that the Company has not received, does not anticipate receiving, does not have any agreement to receive and has not been given any promise to receive any consideration from any investor or any other Person in connection with the transactions contemplated by the Exchange, other than as set forth herein.

3.6 Delivery Free of Liens. Upon the Company’s delivery of the New Note to the Investor pursuant to the Exchange, such New Note will be free and clear of all Liens.

3.7 Listing of Issuable Shares. At or before the Closing, the Company will have submitted to the New York Stock Exchange a Supplemental Listing Application with respect to the Conversion Shares. The Company will submit to the New York Stock Exchange a Supplemental Listing Application with respect to any Payment Shares prior to such Payment Shares being issued. The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares, and any Payment Shares when issued, on the New York Stock Exchange for so long as the Common Stock is then so listed.

3.8 Issuable Shares. The Company has duly authorized and reserved a number of shares of Common Stock for issuance pursuant to the terms of the New Note equal to 130% of the quotient obtained by dividing the principal amount of the New Note by the Installment Conversion Price (as defined in the New Note assuming that the date hereof is the applicable Installment Date for purposes of such definition) (without regard to any limitation on issuances of shares of Common Stock pursuant to the terms thereof) (the “Required Reserved Amount”), and, when such Conversion Shares are issued upon conversion of the New Note or such Payment Shares are issued in respect of payment under the New Note or the Guarantees in accordance with the terms of the New Note, such Issuable Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Issuable Shares will not be subject to any preemptive or similar rights. If the Required Reserved Amount (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) is less than the number of Issuable Shares as of any applicable date of determination, then, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares such that the number of reserved shares of Common Stock is not less than the number of Issuable Shares as of such date of determination. Upon any increase in the number of authorized or unreserved shares of Common Stock of the Company following the date hereof, the Company shall use such increased number of authorized shares to satisfy its obligations to keep the Required Reserved Amount of shares reserved for the Issuable Shares.

3.9 No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to be required to be disclosed under Item 103 of Regulation S-K that has not been so disclosed.

3.10 Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.11 Public Filings. As of the date hereof, the Company’s filings with the SEC, including, without limitation, all information filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act” and such filings and submissions, collectively, the “Public Filings”), since such date that is twelve (12) months prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to the Public Filings, and none of the Public Filings, at the time they were filed with the SEC and subject to the qualifications contained therein, contained an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company represents that, as of the date hereof, except for the transactions contemplated by the Transaction Documents and the refinancing of the Company’s senior secured indebtedness with the lenders party to the Subordination Agreement no event has occurred that would be required to be disclosed on a Current Report on Form 8-K that has not been so disclosed.

3.12 Stockholder Approval. The Company shall obtain the written consent of the requisite stockholders, prior to the date by which such written consent must be obtained to comply with the 14C Deadline (as defined below), for the issuance of all of the shares of Common Stock issuable under the New Note in excess of the 19.99% Share Cap (as defined in the New Note), in compliance with the rules and regulations of the NYSE (without regard to any limitation on issuances of shares of Common Stock pursuant to the terms thereof) (such affirmative approval being referred to herein as the “Stockholder Approval”).

Section 4. Registration Rights.

4.1 No later than November 15, 2025 (the “Initial Filing Deadline”), the Company shall file with the SEC a Registration Statement on Form S-3 (or resale prospectus supplement to an existing registration statement) (the “Initial Registration Statement”) registering the resale of an amount of Issuable Shares equal to at least the Initial Registrable Issuable Shares (as defined on Schedule B attached hereto) (including additional shares issued pursuant to any stock split, stock dividend, distribution, recapitalization, merger, exchange, replacement or similar transaction with respect to the Initial Registrable Issuable Shares) by the Investor and naming the

Investor as a selling stockholder therein and use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after the filing thereof but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Initial Filing Deadline and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company shall annually file with the SEC a subsequent Registration Statement on Form S-3 (each a “Subsequent Registration Statement” and collectively with the Initial Registration Statement, the “Registration Statements”) each year until the Maturity Date (as defined in the New Note) registering for resale such number of Issuable Shares equal to at least the applicable Subsequent Registrable Issuable Shares (as defined on Schedule B attached hereto) (including additional shares issued pursuant to any stock split, stock dividend, distribution, recapitalization, merger, exchange, replacement or similar transaction with respect to the Subsequent Registrable Issuable Shares) for the applicable Registration Period (as defined on Schedule B attached hereto). Each Subsequent Registration Statement shall name the Investor as a selling stockholder therein and the Company shall use commercially reasonable efforts to have such Subsequent Registration Statement declared effective by the SEC as promptly as practicable after the filing thereof but no later than the applicable Registration Period Effectiveness Date (as defined on Schedule B attached hereto).

4.2 The Company will use its commercially reasonable efforts to provide a draft of any Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. Upon notification by the SEC that a Registration Statement has been declared effective by the SEC, within two (2) business days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. The Company shall maintain the effectiveness of each Registration Statement after the New Note has been repaid, redeemed or converted in full, until the earlier of (i) the end of the first period of 90 consecutive days during which the Issuable Shares are eligible to be sold by the holders thereof pursuant to a then effective registration statement on each Trading Day (as defined in the New Note) within such 90 day period; provided Rule 144 under the Securities Act (or another exemption from registration thereto) is available at the end of such period without regard to volume limitations or manner of sale restrictions thereunder and (ii) the date all Issuable Shares registered on such Registration Statement have been sold by the Investor (each, a “Registration Obligation Date”).

4.3 Until the applicable Registration Obligation Date, the Company will use commercially reasonable efforts to promptly (i) update or amend the applicable Registration Statement, or file a new registration statement (which shall be deemed a “Registration Statement”), as necessary to include additional Issuable Shares if the number of Issuable Shares as of any applicable date of determination during any Registration Period is greater than the number of Issuable Shares registered for resale on the applicable Registration Statement and (ii) prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to the applicable Registration Statement and file any other required document so that such Registration Statement will remain effective; provided, that no such supplement, amendment or filing will be required during a Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the Investor a certificate signed by the chief executive officer, chief financial officer, general legal officer or treasurer of the Company confirming that the conditions described in the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify the Investor promptly upon each of the commencement and the termination of each Blackout Period (and such notice shall not contain any material information beyond the commencement or termination dates, as applicable, of such Blackout Period), which notice of termination shall be delivered no later than the close of business of the last day of the Blackout Period. “Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of up to forty-five (45) days; provided that a Blackout Period described in this clause may not be called by the Company more than twice in any period of twelve (12) consecutive months. Notwithstanding anything to the contrary, the Company shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended Common Stock to a transferee of the Investor, provided such transfer is a valid transfer in accordance with the terms of this Agreement, in connection with any sale of Issuable Shares with respect to which the Investor has entered into a contract for sale, prior to the Investor’s receipt of the notice of a Blackout Period and for which the Investor has not yet settled.

4.4 Until the later of (i) the date that the Investor no longer holds any Issuable Shares and (ii) the date that the New Note is no longer outstanding, the Company will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Issuable Shares pursuant to the applicable Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

4.5 The Company (A) shall remove any legend from the book entry position and/or certificates evidencing the Issuable Shares within one (1) business day following the earliest of the time the Investor provides the Company notice that such Issuable Shares are subject to and are sold or transferred pursuant to an effective Registration Statement or Rule 144 or (B) shall take commercially reasonable efforts to remove any legend from the book entry position and/or certificates evidencing the Issuable Shares within one (1) business day (or as promptly as practicable thereafter) following the earliest of such time as such Issuable Shares are eligible to be sold or transferred pursuant to an effective Registration Statement or Rule 144 (it being understood and agreed that Rule 144 and related SEC guidance does not provide for a blanket legend removal for a former shell company absent a transfer of securities). In either of cases (A) or (B) of the immediately preceding sentence in connection with removing legends from Issuable Shares, the Company shall, reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation (which shall not include a legal opinion unless the Investor is then an Affiliate of the Company, but will, in connection with an effective Registration Statement, require delivery of a certificate in the form of Exhibit B hereto) from or on behalf of the Investor establishing that restrictive legends are no longer required, deliver to its transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such Issuable Shares and issue such unlegended Issuable Shares to the Investor. The Investor understands and agrees that the Company agrees to take commercially reasonable steps to have such legends removed in accordance with the immediately preceding sentence, but the removal of such legends will be subject to the determination of the Company’s transfer agent. The Company shall be responsible for the fees of the transfer agent associated with such issuance.

Section 5. Subordination Agreement. By acceptance of the New Note and the Paydown Amount, Investor agrees to execute and deliver a subordination agreement (the “Subordination Agreement”) in the form attached hereto as Exhibit C and as reasonably requested from time to time by holders of the Company’s senior indebtedness.

Section 6. Disclosure. The Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), in a Current Report on Form 8-K filed or furnished with the SEC in form and substance reasonably acceptable to the Investor, all material terms of the Exchange contemplated by this Agreement and the other Transaction Documents, as well as any other material nonpublic information disclosed by the Company or its representatives to the Investor or its representatives, including, without limitation, in connection with the private placement disclosed to the Investor prior to the date hereof (the “PIPE”) and the Financing Agreement (as defined in the New Note) and attaching this Agreement, the form of New Note and all material agreements relating to the PIPE and the Financing Agreement as exhibits to such filing (including all attachments, the “Disclosure Document”). Immediately following the filing of such Disclosure Document, neither the Investor nor any of its affiliates shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, affiliates, employees or agents that is not disclosed in the Disclosure Document. In addition, effective upon the earlier of (i) the Release Time and (ii) the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement relating to the subject matter hereof, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. In connection with any subsequent communications between the Company and the Investor, if the Investor affirmatively indicates at the outset of the communication a desire not to receive material non-public information regarding the Company or any of its subsidiaries, the Company shall not, and shall cause each of its subsidiaries and its and each of their respective affiliates, officers, directors, employees and agents, not to, provide the Investor with any material non-public information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of the Investor. The Company understands and confirms that the Investor and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. The Company shall not disclose the name of the Investor in the Disclosure Document or in any other filing, announcement, release or otherwise without the prior written consent of the Investor, except to the extent such disclosure is required by applicable law, rule, regulation, SEC or stock exchange requirement or at the request of any governmental or regulatory agency or as required by legal process.

Section 7. Miscellaneous.

7.1 Termination, Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated (except as provided in Section 7.11 hereof), except by an instrument in writing signed by the party against whom such waiver, modification, change, discharge or termination is sought.

7.2 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Investor, without the prior written consent of the other party hereto.

7.3 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof so long as this Agreement as so modified continues to express, without material change, the original intentions of the Company and the Investor as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Investor or the practical realization of the benefits that would otherwise be conferred upon the Company or the Investor. The Company and the Investor will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.4 Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.5 Entire Agreement. This Agreement, together with the New Note and Subordination Agreement, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, promises, assurances, arrangements or understandings (whether written or oral) with respect thereto.

7.6 Counterparts; Electronic Signatures. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) will be effective as delivery of a manually executed counterpart hereof.

7.7 Notices. All notices and other communications provided for herein and all legal processes in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, e-mail or registered or certified mail, return-receipt requested and postage prepaid if addressed as follows:

If to the Investor, to:

c/o Stonehill Capital Management LLC

320 Park Avenue, 26th Floor

New York, NY 10022

Attention: Michael Stern; Paul D. Malek

Email:[***]; [***]

With a copy (which shall not constitute notice) to:

McDermott Will & Schulte LLP

919 Third Avenue

New York, New York 10022

Attention: Eleazer Klein, Esq.

Email: [***]

If to the Company, to:

1201 Pennsylvania Avenue NW, 6th Floor

Washington, DC 20004

Attention: Senior Vice President, General Counsel & Secretary

Email: [***]

With a copy (which shall not constitute notice) to:

Polsinelli PC

1401 Eye Street N.W., Suite 800

Washington, DC 20005

Attention: Kevin L. Vold; Shashi Khiani

Email: [***]; [***]

Any such communication shall be deemed given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

7.8 Governing Law; Waiver of Jury Trial; Submission to Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted exclusively in federal or state courts located in the State of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding.

7.9 Third-Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any other Person not a party to this Agreement, and this Agreement shall be effective only as among the parties hereto, their successors and permitted assigns (and as otherwise expressly contemplated in Section 5 hereof).

7.10 Payment of Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however that the Company shall reimburse Investor’s reasonable documented third-party expenses incurred in connection with the Exchange and the Subordination Agreement.

7.11 Termination. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on August 15, 2025, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party.

7.12 Information Statement. The Company shall inform the stockholders of the Company of the receipt of the Stockholder Approval by preparing and filing with the SEC an Information Statement on Schedule 14C with respect thereto as promptly as practicable after the date hereof, if already obtained, or date of the receipt of the Stockholder Approval, if not obtained as of the date of the Exchange, such that the expiration of the twenty (20) calendar day waiting period under Rule 14c-2(b) expires prior to the date that is sixty (60) days following the Closing Date (the “14C Deadline”).

7.13 19.99% Share Cap. The Parties hereto understand and agree that the number of shares of Common Stock issuable under the New Note shall not exceed the 19.99% Share Cap unless the Company has previously obtained the requisite Stockholder Approval.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first written above.

COMPANY:

FISCALNOTE HOLDINGS, INC.

By:	/s/ Josh Resnik
Name: Josh Resnik
Title: Chief Executive Officer

[FiscalNote – Signature Page to Redemption and Exchange Agreement]

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement as of the date first written above.

INVESTOR:

GPO FN NOTEHOLDER, LLC

By: Stonehill Capital Management LLC, its manager

By:	/s/ Michael Stern
Name: Michael Stern
Title: Authorized Signatory

[FiscalNote – Signature Page to Redemption and Exchange Agreement]

Exhibit A

Form of New Note

[Refer to Exhibit 10.6 on Form 8-K Filed on August 6, 2025]

Exhibit B

Investor Certificate

[Stockholder Letterhead]

[Date]

FiscalNote Holdings, Inc.

1201 Pennsylvania Avenue NW, 6th Floor

Washington, DC 20004

Attention: Senior Vice President, General Counsel & Secretary

Polsinelli PC

1401 Eye Street N.W., Suite 800

Washington, DC 20005

Attention: Kevin L. Vold; Shashi Khiani

Email: kvold@polsinelli.com; skhiani@polsinelli.com

Re:	Legend Removal Representation Letter

Ladies and Gentlemen:

The undersigned stockholder (the “Stockholder”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), owns the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth under the Stockholder’s name on the signature page hereof (the “Shares”) and is delivering this letter to the Company in connection with the Stockholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Stockholder’s name with respect to the Shares. In order to induce the Company to provide an instruction letter to the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), and to enable the Transfer Agent to remove the restrictive legends borne by the Shares, the Stockholder hereby represents, warrants and agrees, as follows:

1)

The Stockholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Stockholder is an investment fund, the Stockholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity that manages the Stockholder) has reviewed this letter and is aware that the Stockholder will be executing and delivering this letter to the Company and undertaking the obligations set forth herein.

2)

The Stockholder will only sell or transfer the Shares pursuant to and in a manner contemplated by the Company’s Registration Statement on Form S-3 (File No. 333-[•]) and the prospectus, if any, included therein (as amended from time to time, the “Registration Statement”).

3)

The Stockholder will not sell or transfer the Shares if at any time the Stockholder has received notice from the Company indicating that the Registration Statement is unavailable for the offer and sale of the Shares, unless the Stockholder provides the Company with advance notice of such sale or transfer and an opinion of counsel that the proposed sale or transfer is in compliance with the Securities Act.

4)	Any applicable prospectus delivery requirements of the Securities Act will be satisfied in connection with a sale or transfer of the Shares.

5)	The Stockholder will comply with all applicable securities laws and regulations in connection with a sale or transfer of the Shares.

6)	There are no applicable contractual restrictions that would prohibit the sale or transfer of the Shares.

The Stockholder will provide the Company with any update to the Stockholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Stockholder relating hereto. The Stockholder hereby acknowledges and agrees that each of the Company and Polsinelli PC, or the Company’s then current outside counsel (collectively, the “Authorized Recipients”), and may each rely upon the completeness and accuracy of this representation letter. The Stockholder will indemnify the Authorized Recipients, and hold each of the Authorized Recipients harmless, from and against all loss, damage, claim, liability and expense arising out of or resulting from the breach of any representation, warranty or covenant herein.

[Signature Page Follows]

Yours truly,

Name of Stockholder:

Signature:
Name of Signatory (of Entity):
Title of Signatory:

Exhibit C

Form of Subordination Agreement

[***]

Schedule A

Wire Transfer Instructions for Paydown Amount:

[***]

Schedule B

“Initial Registrable Issuable Shares” means the sum of (i) $6,000,000 principal amount, divided by the Registration Installment Conversion Price and (ii) $1,438,000 Interest (as defined in the New Note) amount, divided by the VWAP (as defined in the New Note) of the Common Stock over the Trading Days occurring within the thirty (30) Trading Day period ending on the Trading Day immediately preceding the filing of the Initial Registration Statement.

“Registration Installment Conversion Price” means the lowest of (i) the Conversion Price then in effect, (ii) 95% of the VWAP of the Common Stock over the ten (10) Trading Day period ending on the Trading Day immediately preceding the filing date of the applicable Registration Statement and (iii) 95% of the VWAP of the Common Stock over the Trading Days occurring within the ninety (90) calendar day period ending on the calendar day immediately preceding the filing date of the applicable Registration Statement.

“Registration Period” means each of (i) January 1, 2026 to December 31, 2026, (ii) January 1, 2027 to December 31, 2027, (iii) January 1, 2028 to December 31, 2028 and (iv) if any principal amount of New Note remains outstanding, January 1, 2029 to the Maturity Date.

“Subsequent Registrable Issuable Shares” means

(i) for the Registration Period from January 1, 2027 to December 31, 2027, the sum of (x) $8,000,000 principal amount, divided by the Registration Installment Conversion Price and (y) $868,000 Interest amount, divided by the VWAP of the Common Stock over the Trading Days occurring within the thirty (30) Trading Day period ending on the Trading Day immediately preceding the filing of the applicable Registration Statement;

(ii) for the Registration Period from January 1, 2028 to December 31, 2028, the sum of (x) $8,000,000 principal amount, divided by the Registration Installment Conversion Price and (y) $260,000 Interest amount, divided by the VWAP of the Common Stock over the Trading Days occurring within the thirty (30) Trading Day period ending on the Trading Day immediately preceding the filing of the applicable Registration Statement; and

(iii) for the Registration Period from January 1, 2029 to the Maturity Date, the sum of (x) the remaining principal amount outstanding, if any, divided by the Registration Installment Conversion Price and (y) 7.50% of the remaining principal amount outstanding, if any, divided by the VWAP of the Common Stock over the Trading Days occurring within the thirty (30) Trading Day period ending on the Trading Day immediately preceding the filing of the applicable Registration Statement.

“Registration Period Effectiveness Date” means the last day (i.e. December 31) immediately prior to the applicable Registration Period.